                                                                                                Exhibit 10.3

CONSENT TO SUBLEASE

This Consent to Sublease (“Consent”) dated as of March 11, 2005, is made by and among FIFTH AVENUE 58/59 ACQUISITION CO. L.P. (“Landlord”), a Delaware limited partnership, having an address at c/o Macklowe Management Co., Inc., 142 West 57th Street, New York, New York 10019, SOUTHERN UNION COMPANY (“Tenant”), a Delaware corporation, having an address at One PEI Center, Wilkes-Barre, PA 18711 and ACTIVATED COMMUNICATIONS, INC. (“Subtenant”), a Delaware corporation, having an address at 767 Fifth Avenue, New York, New York 10019.

WHEREAS, by Agreement of Lease (the “Original Lease”) dated as of August 28, 2001 between Trump 767 Fifth Avenue, LLC (“Trump”) (Landlord’s predecessor-in-interest), as landlord, and Subtenant, as tenant, Trump did demise and let to Subtenant, and Subtenant did hire and take from Trump, a portion of the fiftieth (50th) floor in the building known as 767 Fifth Avenue, New York, New York (the “Building”), said premises being known as Unit 50D, as more particularly described in the Original Lease (the “Demised Premises”); and

WHEREAS, by Lease Assignment and Assumption dated September 30, 2004 (“Assignment and Assumption”), Subtenant assigned the Lease to Tenant; and

WHEREAS, by Consent to Assignment and Assumption of Lease dated February 1, 2005 (“Consent to Assignment and Assumption”), Landlord consented to the Assignment and Assumption; and

WHEREAS, Tenant has requested that Landlord consent to the subletting by Tenant to Subtenant, pursuant to a sublease dated as of September 30, 2004 (the “Sublease”), a copy of which is attached hereto as Exhibit A and made a part hereof, of certain space described in the Sublease (the “Sublet Space”), which Sublet Space constitutes the entire Demised Premises described in the Lease, for a term to commence on the date specified therefore in the Sublease and to end, unless sooner terminated, on June 29, 2014. The Original Lease, as amended by the Consent to Assignment and Assumption and this Consent, is hereinafter referred to as the “Lease”.

1.  Landlord hereby consents to the subletting by Tenant to Subtenant pursuant to the Sublease, such consent being subject to and upon the following terms and conditions, to each of which Tenant, Subtenant and Landlord hereby expressly agree.

2.  Nothing contained in this Agreement shall operate as a consent or approval or ratification by Landlord to or of any of the provisions of the Sublease or as a representation or warranty by Landlord, and, except as may be expressly provided herein, Landlord shall not be bound or estopped in any way by the provisions of the Sublease. In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail unaffected by the Sublease.

3.  Nothing contained in this Agreement shall be construed to (i) modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions contained in the Lease, (ii) waive any present or future breach or default under the Lease or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance of the Lease, or (iii) enlarge or increase Landlord's obligations or Tenant's or Subtenant's rights under the Lease or otherwise; and all provisions, covenants, agreements, terms and conditions of the Lease are hereby declared by Tenant and Subtenant to be in full force and effect. Tenant and Subtenant shall be and remain liable and responsible for the due keeping, and full performance and observance, of all of the provisions, covenants, agreements, terms and conditions set forth in the Lease on the part of the tenant thereunder to be kept, performed and observed, as the same relate to the Sublet Space, including, without limitation, with respect to Tenant, the payment of the Fixed Rent and Additional Charges (as such terms are defined in the Lease), together with all other sums payable by the tenant under the Lease; provided, however, this sentence shall in no way be construed as releasing Tenant from or altering any of its obligations under the Lease. In case of any conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of the Lease shall prevail unaffected by this Agreement.

4.  Landlord's consent under this Agreement is not assignable or transferable in connection with any further or other subletting by Tenant or Subtenant.

5.  The Sublease is, and shall be, subject and subordinate at all times to the Lease and to all of the provisions of the Lease (including, but not limited to, the Rules and Regulations which are a part thereof), and Tenant and Subtenant shall not do, permit or suffer anything to be done in, or in connection with Subtenant's use or occupancy of, the Sublet Space which would violate any of said provisions. In case of any conflict between the provisions of the Lease and the provisions of the Sublease, the provisions of the Lease shall prevail unaffected by the Sublease.

6.  Neither the Sublease nor Landlord's consent under this Agreement shall release or discharge Tenant from any liability or obligation under the Lease, and Tenant shall remain liable and responsible for the full performance and observance of all of the provisions of the Lease on the part of the tenant under the Lease to be performed or observed with the same force and effect as though no sublet had been made pursuant to the terms of the Lease. Any breach or violation of any provision of the Lease (whether by act or by omission) by Subtenant shall be deemed to be, and shall constitute, a default by Tenant in fulfilling such provision, and, in such event, Landlord may exercise its rights and remedies under the Lease in the case of such a default.

7.  Landlord's consent under this Agreement is not, and shall not be construed as a consent by Landlord to any assignment, reassignment, further or other subletting, or other transfer by Tenant or Subtenant. The Sublease shall not be assigned, reassigned, transferred, surrendered, renewed or extended, nor shall the Demised Premises or the Sublet Space or any part of either be sublet or sub-sublet, without the prior written consent of Landlord thereto in each instance. In the event that the Sublease is assigned, Subtenant and all future tenants under the Sublease shall be jointly and severally liable for the full performance of the terms and conditions of this Agreement. If Subtenant is a corporation, partnership or other entity, the prohibition on assigning the Sublease shall be deemed breached if there occurs (i) a transfer of any stock of, partnership interest of, or other beneficial ownership interest in Subtenant (however accomplished, whether in a single transaction or in a series of related or unrelated transactions); (ii) a transfer by operation of law or otherwise, of Subtenant's interest in the Sublease; and/or (iii) any increase in the amount of issued and/or outstanding shares of capital stock of Subtenant (or partnership interests of Subtenant) and/or the creation of one or more additional classes of capital stock of Subtenant (or partnership interests of Subtenant) (however accomplished, whether in a single transaction or in a series of related or unrelated transactions), with the result that the beneficial and record ownership in and to Subtenant shall no longer be identically held in the same proportion by the beneficial and record owners of the capital stock of Subtenant (or partnership interests in the case of a partnership) as of the date Subtenant executed the Sublease.

8.  Subject to all of the provisions, covenants, agreements, terms and conditions of the Lease, the Sublet Space shall be used solely as specified in Article 2 of the Lease and for no other purpose.

9.  In addition to the obligations set forth in Paragraph 2 hereof, and in no way limiting the same, Tenant and Subtenant shall be jointly and severally liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublet Space by Landlord whether requested by Tenant and/or Subtenant. Nothing in this Paragraph shall require Landlord to respond to, or comply with, any requests for services or materials made by Subtenant. Landlord's decision with respect to any such request shall be in its sole discretion.

10.  (a)Tenant and Subtenant represent and warrant to Landlord that the copy of the Sublease attached hereto is a true and correct copy thereof and that the Sublease has not been amended, changed or modified. Notwithstanding anything to the contrary contained in the Lease or the Sublease, Tenant and Subtenant shall not, without the prior written consent of Landlord in each instance, execute any amendment, change or modification of the Sublease.

(b) Tenant represents that, as of the date hereof, all of the obligations of Landlord under the Lease have been complied with and performed by Landlord and any payments required to be made by Landlord to Tenant under the Lease have been made.

(c) Tenant and Subtenant each, as to themselves only, represent and warrant to Landlord that the information supplied to Landlord by the representing party in connection obtaining Landlord's consent pursuant to this Agreement (including, without limitation, all summaries, financial statements, notices, and other documents) is true and complete and that no consideration has been or will be paid by Subtenant for or in connection with the Sublease or the sale of any furniture, furnishings, fixtures or improvements in the Sublet Space that has not been disclosed in the Sublease. Also, Tenant and Subtenant each represents and warrants to Landlord that, other than the Sublease, there are no other agreements (written or oral) between them relating to the Sublease, or the use or occupancy of the Sublet Space or the furniture, furnishings, fixtures, or improvements therein.

(d)  The representations and warranties by Tenant contained in this Paragraph shall be deemed incorporated in the Lease and the inaccuracy of any of such representations and warranties, and any representations and warranties by Subtenant herein, shall constitute a default under the Lease, entitling Landlord to exercise any or all of the remedies for default provided therein or otherwise available at law or in equity.

11.  Upon the expiration or termination of the term of the Lease during the term of the Sublease by reason of condemnation or eminent domain or destruction by fire or other cause, or if the Lease expires or is terminated for any other reason or is surrendered by Tenant to Landlord, then the Sublease and its term shall, at Landlord’s option, expire and come to an end as of the effective date of such expiration, termination or surrender and Subtenant shall vacate the Sublet Space on or before such date. If Subtenant does not so vacate, Landlord shall be entitled to all of the rights and remedies available to a landlord against a tenant holding over after the expiration of a term.

12.  Any breach or violation of any provision of this Agreement (whether by act or by omission) by Tenant or Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling the provisions of the Lease and by Subtenant in fulfilling the provisions of the Sublease, and, in such event, Landlord may exercise its rights and remedies under the Lease and the Sublease in the case of such a default.

13.  In the event that Tenant shall be in default under the Lease beyond the expiration of applicable notice and cure periods under the Lease (if any) and Landlord gives notice of any such default to Subtenant (which Landlord shall have no obligation to give), then, from the date upon which Landlord gives such notice to Subtenant until such time as Landlord rescinds said notice, Subtenant shall make all payments of fixed rent and additional rent/charges due under the Sublease directly to Landlord by unendorsed check made payable solely to Landlord at the address designated by Landlord in said notice. Any such payments shall be credited, upon collection only, by (a) Landlord against any Fixed Rent and Additional Charges due Landlord by Tenant under the Lease in such manner and in such order as Landlord may elect, in its sole discretion, and (b) Tenant against any sums due Tenant by Subtenant under the Sublease. Tenant hereby authorizes payment by Subtenant to Landlord pursuant to this Paragraph. Landlord may exercise its rights under this Paragraph on one or more occasions, and from time to time, as often as Landlord desires, and the rights granted to it hereunder shall apply in each event of default by Tenant under the Lease. This Paragraph shall in no event limit or impair other rights and remedies which may be available to Landlord as a result of any such default by Tenant. The acceptance of any such payments from Subtenant shall not be deemed an acceptance of Subtenant as tenant under the Lease or an attornment to Landlord under the Sublease nor shall it release Tenant from any of its obligations under the Lease.

14.  Any notice, demand, consent, approval, disapproval, or statement (collectively, “Notices”) given under the Lease or under this Consent shall be given in accordance with the terms of Article 31 of the Lease, except that such Notices, if given to Landlord, shall be addressed to Landlord c/o Macklowe Management Co., Inc., Attn.: William S. Macklowe, 142 West 57th Street, New York, New York 10019 with a copy to Macklowe Management Co., Inc., Attn.: Jason Grebin, Esq., 142 West 57th Street, New York, New York 10019, and if given to Assignor, shall be addressed to Assignor only at its address first above set forth in this Consent and, if given to Assignee, shall be addressed to Assignee at its address first set forth in this Consent. Landlord, Assignor and Assignee each may designate a different address for Notices to it in a Notice given to the other parties under this Paragraph. This Consent shall not be effective until executed by each of Landlord, Assignee and Assignor.

15.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

16.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, terminated or discharged unless such change, modification, termination or discharge is in writing and signed by Landlord.

17.  Each right and remedy of Landlord provided for in this Agreement or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies so provided for or so existing.

18.  If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19.  Tenant and Subtenant each, jointly and severally, defends, indemnifies and holds harmless Landlord from and against any and all (a) claims of and liabilities to any broker(s), finder(s) and/or any other person(s) regarding fees or commissions alleged to be due as a result of the granting of this consent and/or the execution of the Sublease, and (b) loss, cost, expense or damage suffered by Landlord relating to any such claims and liabilities.

20.  This Agreement shall inure to the benefit of and be binding upon Subtenant and any permitted successor or assignee of Subtenant and shall inure to the benefit of and be binding upon Landlord and its successors and assigns, including any purchaser of the Building.

21.  This Agreement shall not be effective until executed by each of Landlord, Tenant and Subtenant.

22.  Subtenant shall, at any time and from time to time upon not less than 15 days’ prior notice from Landlord, deliver a statement in writing (executed and acknowledged by Subtenant) (a) setting forth the commencement date and expiration date of the Sublease, the then current fixed rent under the Sublease and the dates to which such fixed rent and any additional rent have been paid in advance, if any, (b) certifying that the Sublease is unmodified and in full force and effect (or if there has been any modification, that the same is in full force and effect as modified and stating that to the knowledge of Subtenant, Tenant (as sublandlord) is in default under the Sublease and, if so, specifying each such default of which Subtenant may have knowledge. Any such statement delivered pursuant to this Paragraph shall be binding upon such Subtenant and may be relied upon by Landlord and by any other person with whom Landlord is dealing.

23.  Tenant covenants to deliver to Landlord, contemporaneously with the delivery of this Agreement to Landlord, a check, subject to collection, made payable to the order of Landlord, in the sum of $2,500.00, representing legal fees incurred by Landlord in connection with the granting of this consent. At Landlord's option, the validity and enforceability of this Agreement is expressly conditioned upon Tenant delivering said check and the collection thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth at the outset of this Agreement.

FIFTH AVENUE 58/59 ACQUISITION CO. LLC
By: Fifth Avenue 58/59 Mezz One LLC

By: /s/ William S. Macklowe
William S. Macklowe, Vice President

ACTIVATED COMMUNICATIONS, INC., Tenant

By: /s/ M. Schiehle

Name: M. Schiehle

Title: Corporate Secretary

SOUTHERN UNION COMPANY, Subtenant

By: /s/ George L. Lindemann

Name: George L. Lindemann

Title:  Chairman & CEO